Exhibit 99.3

(Stockholder Letter REGISTERED HOLDERS – Letter 1- Westfield Financial, Inc. letterhead)

Dear Stockholder:

We are pleased to announce that Westfield Mutual Holding Company is converting to stock form and Westfield Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, New Westfield Financial, Inc. will serve as the new holding company for Westfield Bank and is offering shares of common stock in a subscription offering and community offering to certain depositors of Westfield Bank, to our tax-qualified employee stock ownership plan, to current stockholders of Westfield Financial, Inc. and to members of the general public in accordance with the Plan of Conversion and Stock Issuance of Westfield Mutual Holding Company, Westfield Financial, Inc. and Westfield Bank. Upon completion of the conversion and stock offering, New Westfield Financial, Inc. will be renamed “Westfield Financial, Inc.”

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan of Conversion has been approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of stockholders on December __, 2006. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

We have enclosed the following materials which will help you learn more about investing in Westfield Financial, Inc. common stock. Please read and review the materials carefully before making an investment decision.

•	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

•	STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 p.m., Eastern time, on December __, 2006.

We are inviting our customers, existing stockholders, and community members to become stockholders of Westfield Financial, Inc. Through this offering you have the opportunity to buy stock directly from Westfield Financial, Inc. without paying a commission or fee.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413)             -             or stop by the Stock Information Center located at 141 Elm Street, Westfield, MA 01085. The Stock Information Center is open Monday through Friday from 9:00 a.m. until 4:00 p.m.

We are pleased to offer you this opportunity to become a stockholder of Westfield Financial, Inc.

Sincerely,

Donald A. Williams Chairman and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter STREET HOLDERS for PROXY mailing -letter 2- Westfield Financial, Inc. letterhead)

Dear Stockholder:

We are pleased to announce that Westfield Mutual Holding Company is converting to stock form and Westfield Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, New Westfield Financial, Inc. will serve as the new holding company for Westfield Bank and is offering shares of common stock in a subscription offering and community offering to certain depositors of Westfield Bank, to our tax-qualified employee stock ownership plan, to current stockholders of Westfield Financial, Inc. and to members of the general public in accordance with the Plan of Conversion and Stock Issuance of Westfield Mutual Holding Company, Westfield Financial, Inc. and Westfield Bank. Upon completion of the conversion and stock offering, New Westfield Financial, Inc. will be renamed “Westfield Financial, Inc.”

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan of Conversion has been approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned prior to the special meeting of shareholders on December __, 2006. Please take a moment to sign the enclosed proxy card TODAY and return it in the postage-paid envelope provided. Please note that your broker may allow you to deliver your voting instructions via the telephone or the internet. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

We have enclosed a prospectus which will help you learn more about investing in Westfield Financial, Inc. common stock. Please read and review the materials carefully before making an investment decision.

•	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

•	STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment by 12:00 p.m., Eastern time, on December __, 2006. You may obtain a Stock Order and Certification Form from your broker or by contacting the Stock Information Center at (413) - .

We are inviting our customers, existing stockholders, and community members to become stockholders of Westfield Financial, Inc. Through this offering you have the opportunity to buy stock directly from Westfield Financial, Inc. without paying a commission or fee.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413)             -             or stop by the Stock Information Center located at 141 Elm Street, Westfield, MA 01085. The Stock Information Center is open Monday through Friday from 9:00 a.m. until 4:00 p.m.

Sincerely,

Donald A. Williams Chairman and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter Street holders for ORDER FORM MAILING – letter 3- Westfield Financial, Inc. Letterhead)

Dear Stockholder:

Under separate cover, we forwarded to you information regarding the Plan of Conversion and Stock Issuance of Westfield Mutual Holding Company, Westfield Financial, Inc. and Westfield Bank and the concurrent offering of common stock of New Westfield Financial, Inc.

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. It is enclosed herein along with a copy of the prospectus.

The deadline for ordering New Westfield Financial, Inc. common stock is at 12:00 p.m., Eastern time, on December __, 2006.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413)             -             or stop by the Stock Information Center located at 141 Elm Street, Westfield, MA 01085. The Stock Information Center is open Monday through Friday from 9:00 a.m. until 4:00 p.m.

Sincerely,

Donald A. Williams Chairman and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

We are pleased to announce that Westfield Mutual Holding Company is converting to stock form and Westfield Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, New Westfield Financial, Inc. will serve as the new holding company for Westfield Bank and is offering shares of common stock in a subscription offering and community offering to certain depositors of Westfield Bank, to our tax-qualified employee stock ownership plan, to current stockholders of Westfield Financial, Inc. and to members of the general public in accordance with the Plan of Conversion and Stock Issuance of Westfield Mutual Holding Company, Westfield Financial, Inc. and Westfield Bank. Upon completion of the conversion and stock offering, New Westfield Financial, Inc. will be renamed “Westfield Financial, Inc.”

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan of Conversion has been approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of members on December __, 2006. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

Our Board of Directors believes that the conversion is in the best interests of our members and the existing public stockholders. Please remember:

•	Your deposit accounts at Westfield will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (the “FDIC”).

•	There will be no change in the balance, interest rate or maturity of any deposit or loan accounts because of the conversion.

•	You have a right, but no obligation, to buy stock before it is offered to the general public.

•	Like all stock, stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering, including a Prospectus. We urge you to read the Prospectus carefully before submitting your Stock Order and Certification Form. If you are interested in purchasing common stock, we must receive your Stock Order and Certification Form and payment prior to 12:00 p.m., Eastern time, on December __, 2006.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413)             -             or stop by the Stock Information Center located at 141 Elm Street, Westfield, MA 01085. The Stock Information Center is open 9:30 a.m. to 4:00 p.m. Monday through Friday

Sincerely,

Donald A. Williams Chairman and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Prospective Investor:

We are pleased to announce that Westfield Mutual Holding Company is converting to stock form and Westfield Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, New Westfield, Inc. will serve as the new holding company for Westfield Bank and is offering shares of common stock in a subscription offering and community offering to certain depositors of Westfield Bank, to our tax-qualified employee stock ownership plan, to current stockholders of Westfield Financial, Inc. and to members of the general public in accordance with the Plan of Conversion and Stock Issuance of Westfield Mutual Holding Company, Westfield Financial, Inc. and Westfield Bank. Upon completion of the conversion and stock offering, New Westfield Financial, Inc. will be renamed “Westfield Financial, Inc.”

We have enclosed the following materials that will help you learn more about our stock offering. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

•	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

•	STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 p.m., Eastern time, on December __, 2006.

We invite our customers, local community members, and the general public to become stockholders of Westfield Financial, Inc. Through this offering you have the opportunity to buy stock directly from Westfield Financial, Inc., without paying a commission or fee.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413)             -             or stop by the Stock Information Center located at 141 Elm Street, Westfield, MA 01085. The Stock Information Center is open Monday through Friday from 9:00 a.m. until 4:00 p.m.

Sincerely,

Donald A. Williams Chairman and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Friend:

We are pleased to announce that Westfield Mutual Holding Company is converting to stock form and Westfield Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, New Westfield Financial, Inc. will serve as the new holding company for Westfield Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Westfield Bank, to our tax-qualified employee stock ownership plan, to current stockholders of Westfield Financial, Inc. and to members of the general public in accordance with the Plan of Conversion and Stock Issuance of Westfield Mutual Holding Company, Westfield Financial, Inc. and Westfield Bank. Upon completion of the conversion and stock offering, New Westfield Financial, Inc. will be renamed “Westfield Financial, Inc.”

Because we believe you may be interested in learning more about Westfield Financial, Inc. common stock as a potential investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

•	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

•	STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 p.m. Eastern time on December __, 2006.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413)             -             or stop by the Stock Information Center located at 141 Elm Street, Westfield, MA 01085. The Stock Information Center is open Monday through Friday from 9:00 a.m. until 4:00 p.m.

We are pleased to offer you this opportunity to become a stockholder of Westfield Financial, Inc.

Sincerely,

Donald A. Williams Chairman and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

To Depositors and Friends of Westfield Bank

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting New Westfield Financial, Inc., the proposed holding company for Westfield Bank, in offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion and Stock Issuance of Westfield Mutual Holding Company, Westfield Financial, Inc. and Westfield Bank. Upon completion of the conversion and stock offering, New Westfield Financial, Inc. will be renamed “Westfield Financial, Inc.”

At the request of Westfield Financial, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Westfield Financial, Inc. common stock being offered to certain depositors of Westfield Bank and other persons until 12:00 p.m., Eastern time, on December __, 2006. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. Westfield Financial, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413)             -             or stop by the Stock Information Center located at 141 Elm Street, Westfield, MA 01085. The Stock Information Center is open Monday through Friday from 9:00 a.m. until 4:00 p.m.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Read This First

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are nontransferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact Office of Thrift Supervision (OTS) at (202) 906-6202. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•	Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•	“Neither a Borrower nor a Lender Be” —If someone offers to lend you money so that you can participate—or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•	Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•	Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

[Westfield Financial, Inc. Logo]

PLEASE VOTE TODAY…

We recently sent you a proxy statement and related materials regarding a proposal to convert Westfield Mutual Holding Company to stock form and reorganize Westfield Bank as a subsidiary of a newly-formed holding company.

Your vote on the Plan of Conversion has not yet been received.

Voting for the conversion does not obligate you to purchase stock and will not affect your accounts or loans at Westfield Bank or your FDIC insurance.

Not returning your proxy cards has the same effect as voting “against” the

Plan of Conversion.

Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion.

Our Reasons for the Conversion and Stock Offering

The stock offering will allow us to:

•	increase the liquidity of our common stock

•	continue programs of dividends or repurchases

•	finance acquisitions of other financial institutions or other business related to banking (although no mergers or acquisitions are planned at the present time)

•	fund other general corporate purposes

Funds raised in the stock offering will allow Westfield Bank to better serve the needs of its community by:

•	increasing lending, especially to support continued growth in its commercial loan portfolio

•	expanding products and services it currently offers (including the possible introduction of new products and services)

•	opening or acquiring additional branch offices

Your Vote Is Important To Us!

Please vote and sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to vote, sign and return all cards you received.

Thank you,

Donald A. Williams Chairman and Chief Executive Officer

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information call (413)             -            .

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

PROXY GRAM

PLEASE VOTE TODAY…

We recently sent you a proxy statement and related materials regarding a proposal to convert Westfield Mutual Holding Company to stock form and reorganize Westfield Bank as a subsidiary of a newly-formed holding company.

Your vote on the Plan of Conversion has not yet been received.

Voting for the conversion does not obligate you to purchase stock and will not affect your accounts at Westfield Bank or your FDIC insurance.

Not Returning Your Proxy Cards has the Same Effect as Voting

“Against” the Plan of Conversion.

Your Board of Directors Unanimously Recommends a Vote “FOR” the Plan of Conversion.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Donald A. Williams Chairman and Chief Executive Officer

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information call (413)             -            .

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Stock Ownership Guide:

Stock Information Center	Hours of Operation:
141 Elm Street	Monday - Friday: 9:00 a.m. to 4:00 p.m.
Westfield, MA 01085
(413) -

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual retirement account (“IRA”) holders may make stock purchases from their deposits through a prearranged “trustee-to-trustee” transfer. Stock may only be held in a self-directed IRA. IRAs at Westfield Bank are not self-directed. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option. Establishing a self-directed IRA and completing a “trustee-to-trustee” transfer can frequently require several days’ time.

Registration for IRAs:

On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.

On Name Line 2 - FBO (for benefit of) YOUR NAME IRA ACCOUNT NUMBER.

Address will be that of the broker/trust department to where the stock certificate will be sent.

The social security/tax I.D. number(s) will be either yours or your trustees, as they direct.

Please list your phone numbers.

Uniform Gift and Transfer To Minors Acts - For residents of Massachusetts and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the minor, with the abbreviation followed by the notation UTMA-MA or UGMA-Other State. Print the first name, middle initial and last name of the custodian on the second name line followed by abbreviation “CUST.” List only the minor’s social security number.

Partnership/Corporation - Corporations/partnerships may purchase stock. Please provide the corporation/partnership’s legal name and Tax I.D. number. To have depositor rights, the corporation/partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

(See reverse side for Stock Order Form Instructions)

Stock Order Form Instructions:

Stock Information Center	Hours of Operation:
141 Elm Street	Monday - Friday: 9:00 a.m. to 4:00 p.m.
Westfield, MA 01085
(413) -

All subscription orders are subject to the provisions of the Plan of Conversion and Stock Offering.

Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is $250 or 25 shares of common stock. The maximum individual purchase is $500,000 or 50,000 shares of common stock. The maximum purchase for any person and their associates, or persons acting in concert, is $1,000,000 or 100,000 shares of the common stock sold in the offering. For additional information on purchase limitations, see “The Conversion And Stock Offering - Limitations On Common Stock Purchases” in the prospectus.

Item 3 - Payment for shares may be made by check or money order payable to Westfield Financial, Inc. DO NOT MAIL CASH. Your funds will earn interest at our passbook savings rate until the stock offering is completed.

To pay by withdrawal from a savings account or certificate of deposit at Westfield Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box at the bottom of the Stock Order and Certification Form. To withdraw from an account with checking privileges, please write a check. Westfield Bank will waive any applicable penalties for early withdrawal from a certificate of deposit account(s). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn, which means that you may not withdraw these funds. Payments will remain in the account(s) earning their respective rate of interest until the stock offering closes.

Item 4 - Please check the appropriate box to tell us the earliest of the dates that applies to you, or if not applicable, if you are a current stockholder of Westfield Financial, Inc., member of the local community or the general public.

Item 5 - Please check this box if you are a director, officer or employee of Westfield Bank, or an immediate family member residing in such person’s household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Westfield Financial, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or call the Stock Information Center at (413)             -            . Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 7 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account numbers. You should list any other qualifying accounts that you may have or had with Westfield Bank in the box located under the heading “Additional Qualifying Accounts.” These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest date that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfer to Minor’s Act and/or the Uniform Gift to Minors Act, the minor must have had a deposit account on one of the two dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation’s deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

NOTE: The order form is to be received (not postmarked) at the Westfield Financial, Inc. Stock Information Center located at 141 Elm Street, Westfield, MA 01085 by December __, 2006 at 12:00 p.m., Eastern time.

Please be sure to sign the Certification Form on the back of the Stock Order Form.

(See reverse side for Stock Ownership Guide)

WESTFIELD MHC	REVOCABLE PROXY

PLEASE DETACH, MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE

ENCLOSED POSTAGE PRE-PAID ENVELOPE.

SEND OVERNIGHT PACKAGES TO:
Westfield Financial, Inc. Attn: Stock Information Center 141 Elm Street Westfield, MA 01085 (413) -

Deadline: The Subscription Offering ends at 12:00 p.m., Eastern time, on December __, 2006. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the Stock Information Center by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. Westfield Financial, Inc. reserves the right to accept or reject improper order forms.

(1) Number of Shares _________________	x $10.00 =	(2) Total Amount Due _________________	The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 50,000 shares ($500,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 100,000 shares ($1,000,000) of the common stock sold in the offering.

(3) Method of Payment (no penalty for early withdrawal from a Westfield Bank CD)		(4) Purchaser Information (check one)
Enclosed is a check, bank draft or money order payable to Westfield Financial, Inc. for $___________ and/or I authorize Westfield Bank to make withdrawal(s) from my CD or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:		a.	☐	Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Westfield Bank as of March 31, 2005. Enter information in Section 7 for all deposit accounts that you had at Westfield Bank on March 31, 2005.
		b.	☐

Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Westfield Bank as of September 30, 2006 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at Westfield Bank on September 30, 2006.

Account Numbers	Amounts $ $ $	c.	☐

Other Members - Check here if you were a depositor of Westfield Bank as of ______, 2006, but are not an Eligible or a Supplemental Eligible Account Holder. Enter information in Section 7 for all accounts that you had at Westfield Bank as of ___________, 2006.

		d.	☐	Existing shareholders of Westfield Financial, Inc.
		e.	☐

Natural persons and trusts of natural persons residing in municipalities of Agawam, Blandford, Chester, East Longmeadow, Granville, Holyoke, Longmeadow, Montgomery, Russell, Springfield, Southampton, Southwick, Tolland, Westfield, and West Springfield, Massachusetts.

Total Withdrawal	$	f.	☐	General Public

(5) Check if you are a:   ☐ Director   ☐ Officer   ☐ Employee   ☐ Immediate family member residing in such person’s household

(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

☐ Individual	☐ Individual Retirement Account (IRA)	☐ Corporation
☐ Joint Tenants	☐ Uniform Transfer to Minors Act	☐ Partnership
☐ Tenants in Common	☐ Uniform Gift to Minors Act	☐ Trust - Under Agreement Dated ______

Name	SS# or Tax ID
Name	SS#
Address	Daytime Telephone #
City State Zip Code County	Evening Telephone #

(7) Please review the preprinted account information below. These preprinted accounts may not be all of your qualifying accounts. You should list any other account(s) that you may have or had with Westfield Bank to the right. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Conversion. Failure to list all of your accounts may result in the loss of part or all or your subscription rights.

Additional Qualifying Accounts
Names on Accounts	Account Number

Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated November__,2006 and understand I may not change or revoke my order once it is received by Westfield Financial, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. Westfield Financial, Inc. will pursue any and all legal and equitable remedies if it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion and Reorganization as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature	Date	Signature	Date

Office Use Only: Date Rec’d ___ /____ Check# __________ $___________ Check#__________ $___________ Batch# _________ Order # _______ Category ____

WESTFIELD MHC	REVOCABLE PROXY

NASD Affiliation - If you have a NASD affiliation you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the National Association of Securities Dealers, Inc. (“NASD”) if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION REGIONAL DIRECTOR AT 201-413-1000.

I further certify that, before purchasing the common stock of Westfield Financial, Inc., I received a copy of the prospectus dated November __, 2006, which discloses the nature of the common stock being offered and describes in more detail the following risks involved in an investment in the common stock under the heading “Risk Factors” beginning on page __ of the prospectus:

1.	Our loan portfolio includes loans with a higher risk of loss.

2.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

3.	Changes in interest rates could adversely affect our results of operations and financial condition.

4.	Our local economy may affect our future growth possibilities.

5.	We depend on our executive officers and key personnel to continue the implementation of our long-term business strategy and could be harmed by the loss of their services.

6.	There can be no assurance of an active and liquid market of our common stock.

7.	The implementation of additional stock-based benefits will increase our future compensation expense and reduce our earnings, and may dilute your ownership interest in New Westfield Financial.

8.	After the stock offering, our return on equity will be low compared to other companies. This could hurt the price of your common stock.

9.	Stock market volatility may affect the price of your common stock.

10.	You may not revoke your decision to purchase our common stock after you send us your subscription.

11.	In the future, we may issue additional shares of common stock or securities convertible into common stock to raise additional capital. If we are able to sell such shares, they may be issued at a price that dilutes the book value of shares outstanding at that time.

12.	Our management will have substantial discretion over investment of the offering proceeds and may make investments with which you disagree.

13.	Our articles of organization and bylaws may prevent transactions you might favor, including a sale or merger of New Westfield Financial.

14.	We operate in a highly regulated environment, and changes in laws and regulations to which we are subject may adversely affect our results of operations.

15.	Competition in our primary market area may reduce our ability to attract and retain deposits and originate loans.

Signature	Date	Signature	Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.